UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2007

SANFORD EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52661

(Commission File Number)

N/A

(IRS Employer Identification No.)

228 Bonis Avenue, #PH3, Scarborough, ON M1T 3W4

(Address of principal executive offices and Zip Code)

416-717-8889

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 22, 2007, we closed a private placement of 300,000 units at a purchase price of $0.08 per unit, for gross proceeds of $24,000. Each unit consisted of one common share and one common share purchase warrant exercisable for a period of two years from closing at an exercise price of $0.12.

On January 25, 2008, we closed a private placement of 750,000 units at a purchase price of $0.08 per unit, for gross proceeds of $60,000. Each unit consisted of one common share and one common share purchase warrant exercisable for a period of two years from closing at an exercise price of $0.12.

We issued all of the 1,050,000 units to 3 subscribers who represented to us that they were not “U.S. persons” (as that term is defined in Regulation S promulgated under the Securities Act of 1933) relying on the exemption from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Exhibits
4.1	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANFORD EXPLORATION INC.

/s/ Alpha Pang

Alpha Pang, President and Director

February 1, 2008

CW1651865.1